UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 15, 2020

Migom Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216086	61-1787148
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 6th Ave, 3rd floor

New York, NY, 10036, USA

(Address of principal office)

(212) 257 6711

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 1.01 Entry into a Material Definitive Agreement

Migom Global Corp. (the “Company”), entered into a Securities Exchange and Settlement Agreement (the “Agreement”) with its controlling shareholder, Heritage Equity Fund LP (“Heritage”), dated April 16, 2020, pursuant to which the Company agreed to issue Heritage 650,000 shares of its Series A Preferred Stock in exchange for $80,242.81 in accrued and unpaid debt principle and interest, under three convertible debentures held by Heritage.

ITEM 3.02. Unregistered Sales of Equity Securities

Also on April 16, 2020, the Company issued 650,000 shares of its Series A Preferred Stock, par value $.001 per share, to Heritage, as described above. The shares of Series A Preferred Stock were issued pursuant to Section 3(a)(9) of the Securities Act of 1933. as it was exchange for existing securities of the Company.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, HRH Prince Maximillian Habsburg tendered his resignation from the Board of Directors to the Company. Also on April 15, 2020, the remaining members of the Board of Directors of the Company accepted HRH Prince Maximillian Habsburg’s resignation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Securities Exchange and Settlement Agreement, dated April 16, 2020, by and between the Company and Heritage Equity Fund LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2020

Migom Global Corp.

By:	/s/ Georgi Parrik
Georgi Parrik
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Securities Exchange and Settlement Agreement, dated April 16, 2020, by and between the Company and Heritage Equity Fund LP

3